Exhibit 99.1
Clear Channel Communications Announces Amended Merger Agreement with
Private Equity Group Co-Led by Thomas H. Lee Partners, L.P. and Bain Capital Partners, LLC
-- Clear Channel Shareholders now offered $39.00 per share in cash --
Special Meeting of Shareholders Rescheduled to May 8, 2007
San Antonio, Texas, April 18, 2007 – Clear Channel Communications, Inc. (NYSE: CCU) today announced that it has entered into an amendment to its previously announced merger agreement with a private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., providing for an increase to $39.00 per share in the price shareholders will receive in cash for each share of Clear Channel common stock they hold. This is an increase from the previous price of $37.60 per share in cash. The increased all-cash merger consideration of $39.00 per share represents a premium of approximately 33.3% over the average closing share price during the 60 trading days ended October 24, 2006, the day prior to Clear Channel’s announcement of the board of directors’ decision to consider strategic alternatives. The board of directors of Clear Channel, with the interested directors recused from the vote, has unanimously approved the amended merger agreement and recommends that the shareholders approve the amended merger agreement and the merger.
In conjunction with the increased cash purchase price, Clear Channel agreed to pay certain fees if the merger does not close and Clear Channel subsequently consummates a sale of the company.
Clear Channel will promptly send updated proxy materials to shareholders and has rescheduled the Special Meeting of Shareholders to Tuesday, May 8, 2007, at 9:00 a.m., Central Daylight Savings Time, to allow shareholders time to consider the increase in merger consideration. Shareholders of record as of March 23, 2007 remain entitled to vote at the Special Meeting. Shareholders with questions about the merger or how to vote their shares should call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3427.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE: CCU) is a global media and entertainment company specializing in “gone-from-home” entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio, television and outdoor displays. More information is available at www.clearchannel.com.
About Thomas H. Lee Partners, L.P. (“THL Partners”)
THL Partners is one of the oldest and most successful private equity investment firms in the United States. Since its founding in 1974, THL Partners has become the preeminent growth buyout firm, investing approximately $12 billion of equity capital in more than 100 businesses with an aggregate purchase price of more than $100 billion, completing over 200 add-on acquisitions for portfolio companies, and generating superior returns for its investors and partners. The firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Dunkin Brands, Nielsen, Michael Foods, Houghton Mifflin Company, Fisher Scientific, Experian, TransWestern, Snapple Beverage and ProSiebenSat1 Media.
About Bain Capital Partners, LLC (“Bain Capital”)
Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $40 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including investments in a broad range of companies such as Burger King, HCA, Warner Chilcott, Toys “R” Us, AMC Entertainment, Sensata Technologies, Burlington Coat Factory and ProSiebenSat1 Media. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.
The Company has previously filed a proxy statement and supplement to proxy statement and other documents regarding the proposed acquisition of the Company with the Securities and Exchange Commission (the “SEC”) and intends to file an additional supplement to proxy statement with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF CLEAR CHANNEL COMMUNICATIONS ARE URGED TO READ THE PROXY STATEMENT AND ALL SUPPLEMENTS TO THE PROXY STATEMENT REGARDING THE ACQUISITION, CAREFULLY IN THEIR ENTIRETY,

BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. An additional supplement to the proxy statement will be sent to the shareholders of the Company seeking their approval of the modified transaction. Investors and security holders may obtain free copies of the proxy statement, the supplements to the proxy statement, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. In addition, a stockholder who wishes to receive a copy of the proxy materials, without charge, should submit this request to the Company’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at (877) 456-3427.
Certain Information Concerning Participants
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transactions. Information concerning the interests of the Company and the other participants in the solicitation is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission in connection with the transactions and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission.
B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (collectively, the “Fincos”) and certain affiliates and representatives of the Fincos may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transactions. Information concerning the interests of the Fincos and their affiliates and representatives in the solicitation is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission in connection with the transactions.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval by the Federal Communications Commission; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Clear Channel Communications, Inc., San Antonio:
Investors: Randy Palmer, 210-822-2828 Senior Vice President of Investor Relations
Media: Lisa Dollinger, 210-822-2828 Chief Communications Officer
Brainerd Communicators Media: Michele Clarke, 212-986-6667
Joele Frank, Wilkinson Brimmer Katcher: Joele Frank / Steve Frankel, 212-355-4449
Kekst and Company: Jeffrey Taufield, 212-521-4815
Bain Capital Partners Media: Alex Stanton, 212-780-0701
Thomas H. Lee Partners Media: Matt Benson, 415-618-8750